FOURTH AMENDMENT TO

EXCLUSIVE ADVERTISING AGREEMENT

This Fourth Amendment to the Exclusive Advertising Agreement is made and entered into as of this 28th day of December, 2015, by and between Macau Lotus Satellite TV Media Limited (hereinafter referred to as “Lotus TV”), and CEM International Limited (hereinafter referred to as “CEM”), each a Party, collectively the Parties.

WHEREAS, on August 26, 2010, the Parties entered into an Exclusive Advertising Agreement (the “Original Agreement”); and

WHEREAS, on August 28, 2013, the Parties entered into a First Amendment to the Original Agreement to amend the term of the license fee schedule; and

WHEREAS, on June 13, 2014, the Parties entered into a Second Amendment to the Original Agreement to increase the loan credit line to US$15 million; and

WHEREAS, on November 25, 2014, the Parties entered into a Third Amendment to the Original Agreement (the “Third Amendment”) to accelerate its repayment of the loan balance; and

WHEREAS, the Parties desire to enter into a Fourth Amendment to the Third Amendment to amend the terms for the repayment of the loan balance;

NOW, THEREFORE, the parties agree to further amend the Third Amendment as follows:

1.

Section 1 of the Third Amendment is amended to read as follows:

As of November 25, 2014, the remaining loan balance owed by Lotus TV to CEM was 78,802,425 Hong Kong dollars, or approximately 10.14 million US dollars.  Lotus TV agrees to accelerate its repayment of the loan balance in annual minimum instalments of US$1,000,000 each starting from 2015 until the entire remaining loan balance shall have been paid in full.

2.

Except as set forth in this Amendment, the Original Agreement, as previously amended, is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Original Agreement or any prior amendments, the terms of this amendment will prevail.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the date first above written.

Macau Lotus Satellite TV Media Limited

CEM International Limited

By: Li Zisong

By: Dicky Cheung